Exhibit 10.1

OSI RESTAURANT PARTNERS, LLC
Officer Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective July 19, 2010 (the “Effective Date”), by and among ROGER CHACKO, whose address is 24715 Faraday, San Antonio, TX 78257-1317 (hereinafter referred to as “Employee”) and OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company having its principal office at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (the “Company”).

W I T N E S S E T H:

This Agreement is made and entered into under the following circumstances:

A.           WHEREAS, the Company is engaged in the business of owning and operating, through its subsidiaries and their affiliates, various restaurant concepts utilizing restaurant operating systems and trademarks  (“Trademarks”) owned by or licensed to the Company; and

B. WHEREAS, the Company desires, on the terms and conditions stated herein, to employ the Employee as Chief Strategy and Market Intelligence Officer of the Company; and

C. WHEREAS, the Employee desires, on the terms and conditions stated herein, to be employed by the Company as Chief Strategy and Market Intelligence Officer.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1. Employment and Term. Subject to earlier termination as provided for in Section 8 hereof, the Company hereby employs the Employee, and the Employee hereby accepts employment with the Company as Chief Strategy and Market Intelligence Officer of the Company for a term commencing on July 19, 2010 and expiring July 19, 2015 (“Term of Employment”). Such Term of Employment shall be automatically renewed for successive renewal terms of one (1) year each unless either party elects not to renew by giving written notice to the other party not less than sixty (60) days prior to the start of any renewal term.

2. Representations and Warranties. The Employee hereby represents and warrants to the Company that (a) the Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting the Employee’s employment with the Company (other than any prior agreement with the Company or its affiliate), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting the Employee’s employment with the Company (other than any prior agreement with the Company), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer, and (b) the execution of this Agreement and the performance of the Employee’s obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound or any order, decree, judgment, ruling, determination or injunction of any federal, state, local or foreign governmental, administrative or regulatory court, agency or body or any arbitrator.

3. Duties. As Chief Strategy and Market Intelligence Officer of the Company, the Employee shall:

(a) have such management, supervisory and operational functions as are customary to such position, and such other powers, functions and duties as may be assigned to the Employee by the Board of Directors or Chief Executive Officer of the Company; and
(b) diligently, competently, and faithfully perform all of the duties and functions as may be assigned to the Employee hereunder;
(c) not create a situation that results in termination for Cause (as that term is defined in Section 8 hereof);
(d) devote one hundred percent (100%) of the Employee’s full business time, attention, energies, and effort to the business affairs of the Company;
(e) achieve the results and other goals required by the Company; and
(f) Conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Company.

The Employee shall not, during the term of this Agreement, engage in any other business activity; provided, however, that the Employee shall be permitted to invest the Employee’s personal assets and manage the Employee’s personal investment portfolio in such a form and manner as will not require any business services on Employee’s part to any third party or conflict with the provisions of Section 9, Section 10 or Section 12 hereof, conflict with the Employee’s duties or responsibilities to the Company hereunder, or conflict with any published policy of the Company or its affiliates, including but not limited to the insider trading policy of the Company or its affiliates.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Employee shall, during the term of this Agreement and at the request of the Company, also serve as an officer of any subsidiary or affiliate of the Company as the Company shall request. In such capacity, Employee shall be responsible generally for all aspects of such office. All terms, conditions, rights and obligations of this Agreement shall be applicable to Employee while serving in such office as though Employee and such subsidiary or affiliate of the Company had separately entered into this Agreement, except that the Employee shall not be entitled to any compensation, vacation, fringe benefits, automobile allowance or other remuneration of any kind whatsoever from such subsidiary or affiliate of the Company.

4. Compensation.

a.           Base Salary. During the Term of Employment, the Employee shall be entitled to an annual base salary equal to Four Hundred Fifty Thousand Dollars ($450,000), payable in equal biweekly installments by the Company, to be reviewed annually.
b.           OSI Bonus Program. During the Term of Employment, the Employee shall be entitled to discretionary bonuses pursuant to a bonus plan developed by the Compensation Committee of the Company (the “OSI Bonus Program”). Employee’s bonus target under the OSI Bonus Program for 2010, is 100% of the base salary paid to the Employee in the 2010 calendar year. The OSI Bonus Program is subject to increase, decrease, change or elimination in the discretion of the Compensation Committee.
c.           Long Term Incentive Bonus. During the Term of Employment, the Employee shall be entitled to a long term incentive bonus (the “LTI Bonus”) equal to Seven Hundred Thousand Dollars ($700,000). The LTI Bonus is payable One Hundred and Seventy-five Dollars ($175,000) on each anniversary of the Effective Date, until paid in full. Payment of the LTI Bonus is contingent on the Employee’s continued employment with the Company and the Employee forfeits any portion of the LTI Bonus that is unpaid on the Employee’s termination date.

d.           Relocation Costs. Employee shall be entitled to benefits under the Company’s standard relocation policy. In addition to such benefits, the Company shall reimburse the Employee for any actual loss on the sale of the Employee’s residence in San Antonio, Texas, up to a maximum reimbursement of Fifty Thousand Dollars ($50,000). Each month, for a maximum of eight (8) months from the Effective Date, the Company shall also reimburse the Employee for either: (1) up to Three Thousand Dollars ($3,000) in temporary housing expenses in the Tampa, Florida area for such month; or (2) the lesser of Employee’s two monthly mortgage payments for such month, should the Employee purchase a residence in the Tampa, Florida area prior to selling Employee’s residence in San Antonio, Texas.

5. Paid Time Off. Employee shall be entitled to vacation time or other paid time off (collectively “PTO”) to be accrued in accordance with the Company’s PTO Policy (selected by Employee, but subject to the reasonable business requirements of the Company as determined by Employee’s supervisor). Unless required by applicable law which cannot be waived, PTO granted but not used in any year shall be forfeited at the end of such one-year period and may not be carried over to any subsequent year.

6. Fringe Benefits. In addition to any other rights the Employee may have hereunder, the Employee shall also be entitled to participate in those employee benefit plans, programs and arrangements, including, but not limited to life insurance and a medical plan, etc., if any, as may be provided by the Company to similar employees of the Company. In each case as such plans, programs and arrangements may be in effect from time to time, all subject to the terms of such plans, programs and arrangements and applicable policies of the Company.

7. Expenses. Subject to approval by the Company and compliance with the Company’s policies, the Employee may incur reasonable expenses on behalf of and in furtherance of the business of the Company. Upon approval of such expenses by the Chief Financial Officer, the Company shall promptly reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of appropriate receipts or vouchers for such expenses that are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by the Company.

8.           Termination. Notwithstanding the provisions of Section 1 hereof, the Term of Employment shall terminate prior to the end of the period of time specified in Section 1, immediately upon:

(a) The death of the Employee; or

(b) The Company’s election in the event of the Employee’s Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of the Employee hereunder for a period of (i) ninety (90) consecutive days or (ii) one hundred and twenty (120) total days during any period of three hundred and sixty-five (365) consecutive calendar days; or

(c) The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

(i)           Failure of the Employee to perform the duties required of the Employee in this Agreement in a manner satisfactory to the Company, in its sole discretion; provided, however, that the Term of Employment shall not be terminated pursuant to this subparagraph (i) unless the Company first gives the Employee a written notice (“Notice of Deficiency”). The Notice of Deficiency shall specify the deficiencies in the Employee’s performance of the Employee’s duties. The Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the Employee does not cure the deficiencies to the satisfaction of the Company, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period the Company determines that the Employee is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of the Company), the Company shall have the right to immediately terminate the Term of Employment. The provisions of this subparagraph (i) may be invoked by the Company any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (i) nor prevent the Company from issuing any subsequent Notices of Deficiency; or

(ii)           Any dishonesty by the Employee in the Employee’s dealings with the Company, the commission of fraud by the Employee, negligence in the performance of the duties of the Employee, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Employee of, or indictment or charge with respect to, any felony, or any other crime involving dishonesty or moral turpitude; or

(iii)           Any violation of any covenant or restriction contained in Section 9, Section 10 or Section 12 hereof; or

(iv) Any violation of any current or future material published policy of the Company or its affiliates (material published policies include, but are not limited to, the Company’s discrimination and harassment policy, management dating policy, responsible alcohol policy, insider trading policy and security policy).

(d) At the election of the Company, upon the sale of a majority ownership interest in the Company or substantially all of the assets of the Company; or

(e) At the election of the Company, upon the determination by the Company to cease the Company’s business operations.

(f) At the election of the Company in its sole discretion, for any reason or no reason. In the event of termination of this Agreement pursuant to this Section 8(f), the Employee shall be entitled to receive as full and complete severance compensation, the base salary provided for herein for a period of one (1) year from the effective date of such termination (the “Severance”). Severance shall be payable in bi-weekly installments. The Employee acknowledges and agrees that in the event of termination of this Agreement pursuant to this Section 8(f) the Severance provided in this Section 8(f) shall be the only obligation that the Company or any of its affiliates shall have to the Employee.

For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of the Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

Except as otherwise provided in Section 8(f), in the event of termination of this Agreement pursuant to this Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination, prorated on a daily basis.

9.           Noncompetition.

(a) During Term. During the Employee’s employment with the Company, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such person or entity.

(b) Post Term. For a continuous period of one (1) year commencing on termination of the Employee’s employment with the Company, regardless of any termination pursuant to Section 8 or any voluntary termination or resignation by the Employee, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business with a theme, décor, menu or style of or featured cuisine the same as or substantially similar to that of any restaurant owned or operated by the Company, its subsidiaries or affiliates, or any of the affiliates any of the foregoing, and that is located or intended to be located anywhere within a radius of thirty (30) miles of any restaurant owned or operated by the Company, its subsidiaries or affiliates, or any of the affiliates any of the foregoing, or any proposed restaurant to be owned or operated by any of the foregoing, and Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person, or entity. For purposes of this Section 9(b), Restaurants owned or operated by the Company shall include restaurants operated or owned by an affiliate of the Company, its subsidiaries or affiliates, any successor entity to the Company, its subsidiaries or affiliates, and any entity in which the Company, its subsidiaries or any of their affiliates has an interest, including but not limited to, an interest as a franchisor. The term “proposed restaurant” shall include all locations for which the Company, or its franchisees or affiliates is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing a restaurant thereon.

(c) Limitation. Notwithstanding subsections (a) and (b), it shall not be a violation of this Section 9 for Employee to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or successor statute.

10.           Nondisclosure; Nonsolicitation; Nonpiracy. Except in the performance of Employee’s duties hereunder, at no time during the Term of Employment, or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Company, or its affiliates, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of any of the Company, or its affiliates. Moreover, during the Employee’s employment with the Company and for two (2) years thereafter, Employee shall not offer employment to, or hire, any employee of the Company, its franchisees or affiliates, or otherwise solicit or induce any employee of the Company, its franchisees or affiliates to terminate their employment, nor shall Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity that solicits or otherwise induces any employee of the Company, its franchisees or affiliates to terminate their employment.

11.           Company Property: Employee Duty to Return. All property and information of the Company, its franchisees or affiliates, including but not limited to products, recipes, product specifications, training materials, employee selection and testing materials, marketing and advertising materials, special event, charitable and community activity materials, customer correspondence, internal memoranda, products and designs, sales information, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks, and all other like information or products, including but not limited to all copies, duplications, replications, and derivatives of such information or products, now in the possession of Employee or acquired by Employee while in the employ of the Company, shall be the exclusive property of the Company and shall be returned to the Company no later than the date of Employee’s last day of work with the Company.

12.           Inventions, Ideas, Processes, and Designs. All inventions, recipes, processes, discoveries, developments, designs, innovations or improvements, including but not limited to recipes, programs, software, and designs (including but not limited to all improvements on any of the foregoing) (i) conceived or made by Employee during the course of Employee’s employment with the Company (whether or not conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, recipe, process, program, software or design (including but not limited to an improvement) shall be deemed “related to the business of the Company” if (a) it was made with equipment, supplies, facilities, or confidential information of the Company or its affiliate (whether or not actually made or occurring on the Company’s premises), (b) results from work performed by Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly confirm the assignment of all such inventions, formulae, processes, discoveries, developments, designs, innovations or improvements to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and Employee shall be bound by such decision. Employee shall provide, on the back of this Employment Agreement, a complete list of all inventions, ideas, recipes, processes, and designs if any, patented or unpatented, copyrighted or non-copyrighted, including but not limited to a brief description, that the Employee made or conceived prior to Employee’s employment with the Company and that therefore are excluded from the scope of this Agreement.

13.           Restrictive Covenants: Consideration; Non-Estoppel; Independent Agreements; and Non-Executory Agreements. The restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement are given and made by Employee to induce the Company to employ the Employee and to enter into this Agreement with the Employee, and Employee hereby acknowledges that employment with the Company is sufficient consideration for these restrictive covenants.

The restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any restrictive covenant. The Company has fully performed all obligations entitling them to the restrictive covenants of Section 9, Section 10 and Section 12 of this Agreement, and those restrictive covenants therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

The refusal or failure of the Company to enforce any restrictive covenant of Section 9, Section 10 or Section 12 of this Agreement (or any similar agreement) against any other employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by the Company of any such restrictive covenant, nor shall it give rise to any claim or cause of action by Employee against the Company.

14.           Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 9, Section 10 and Section 12 hereof are reasonable and properly required for the adequate protection of the Company’s interests. Employee acknowledges that the Company or its affiliate is the owner or the licensee of the Trademarks, and the owner or the licensee of the restaurant operating systems. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 9, Section 10 or Section 12 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Company to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Company to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9, Section 10 or Section 12 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including but not limited to reasonable attorneys’ fees, of such proceedings including appellate proceedings.

15.           Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 9, Section 10 or Section 12 hereof will cause irreparable injury to the Company for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Company shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings that might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Company does apply for such an injunction, Employee shall not raise as a defense thereto that the Company has an adequate remedy at law.

16.           Assignability. This Agreement and the rights and duties created hereunder, shall not be assignable or delegable by Employee. The Company shall have the right, without Employee’s knowledge or consent, to assign this Agreement, in whole or in part and any or all of the rights and duties hereunder, including but not limited to the restrictive covenants of Section 9, Section 10, Section 11 and Section 12 hereof to any person, including but not limited to any affiliate of the Company, or any successor to the Company’s interest, and Employee shall be bound by such assignment. Any assignee or successor may enforce any restrictive covenant of this Agreement.

17.           Effect of Termination. The termination of this Agreement, for whatever reason or for no reason, or the expiration of this Agreement shall not extinguish those obligations of the Employee specified in Section 9, Section 10, Section 11 and Section 12 hereof. The restrictive covenants of Section 9, Section 10, Section 11 and Section 12 shall survive the termination or expiration of this Agreement. The termination or expiration of this Agreement shall extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

18.           Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

19.           Acknowledgments. Employee hereby acknowledges, represents and warrants that the Employee has been provided with a copy of this Agreement for review, that the Employee has been given a full and sufficient opportunity to consider this Agreement and to consult with the Employee’s attorney concerning this Agreement; that the Employee has read and  understands the purposes and effects of this Agreement, and all of its terms and provisions; and that in agreeing to be bound by this Agreement the Employee has not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement;  and that the Employee has been given a copy of this Agreement for Employee’s own records.

20.           Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be in writing and shall be effective when mailed, postage prepaid, by certified United States mail, return receipt requested, or delivered by hand or consigned to a nationally recognized overnight courier, and addressed to the parties at their addresses hereinabove set forth or at their last known address. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed, which change of address shall be effective if notice thereof is actually received.

21.           Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

22.           Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement or failure to insist on strict performance of a covenant hereunder or any obligation hereunder, at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such party’s right to demand compliance therewith in the future.

23.           Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their legal representatives, executors, administrators, heirs, and proper successors or permitted assigns, as the case may be.

24.           Governing Law. This Agreement takes effect upon its acceptance and execution by the Company. The validity, interpretation, and performance of this Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

25.           Consent to Personal Jurisdiction and Venue. Employee hereby consents to personal jurisdiction and venue, for any action brought by the Company arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States

District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee hereby agrees that any action brought by Employee, alone or in combination with others, against the Company, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

26.           Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to any person or entity, all persons or entities (i) directly or indirectly controlled by the person or entity, (ii) that directly or indirectly control the person or entity, or (iii) that are directly or indirectly under common control with the person or entity; and all directors, managers, members, shareholders, officers, and partners of and such entity.

27.           Cooperation. Employee shall cooperate fully with all reasonable requests for information and participation by the Company, its agents, or its attorneys, in prosecuting or defending claims, suits, and disputes brought on behalf of or against one or both of them and in which Employee is involved or about which Employee has knowledge.

28.           Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

29.           WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

30.           Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes any prior employment agreement with the Company, or any of its affiliates and supersedes all prior memoranda, correspondence, conversations, negotiations and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“EMPLOYEE”

/s/ Sarah M. Philip__________________________      /s/ Roger Chacko
Witness                                                                           ROGER CHACKO
________________________________________
Witness

“COMPANY”

Attest:	OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company

By: /s/ Kelly Lefferts                                                         By: /s/ Joseph J. Kadow
KELLY LEFFERTS, Assistant Secretary	JOSEPH J. KADOW, Executive Vice President